EXHIBIT 99

Investor News	NYSE: PEG

For further information, contact:

➣ Carlotta Chan, Senior Director – Investor Relations	Phone: 973-430-6565
➣ Brian Reighn, Manager – Investor Relations	Phone: 973-430-6596

PSEG ANNOUNCES 2019 THIRD QUARTER RESULTS

$0.79 PER SHARE OF NET INCOME

Non-GAAP Operating Earnings of $0.98 Per Share

Narrowing Full-Year Non-GAAP Operating Earnings Guidance to $3.20 - $3.30 Per Share

(October 31, 2019 – Newark, NJ) Public Service Enterprise Group (NYSE: PEG) reported today Net Income for the third quarter of 2019 of $403 million, or $0.79 per share as compared to Net Income of $412 million, or $0.81, in the third quarter of 2018. Non-GAAP Operating Earnings for the third quarter of 2019 were $495 million, or $0.98 per share, compared to non-GAAP Operating Earnings for third quarter 2018 of $481 million, or $0.95 per share. Non-GAAP Operating Earnings for third quarter 2019 exclude the recognition of net unrealized losses on Nuclear Decommissioning Trust equity securities, Mark-to-Market losses, and an incremental, pre-tax loss associated with the disposition of the company’s interests in two fossil generation plants.

Ralph Izzo, chairman, president and chief executive officer, said “PSEG delivered solid operating performance for the third quarter, and posted financial results that benefited from PSE&G’s ongoing investment in New Jersey’s energy infrastructure, which continues to offset the headwinds in the power business from lower energy prices. During the quarter, the New Jersey Board of Public Utilities (NJBPU) approved PSE&G’s Energy Strong II settlement that authorizes investment in electric and gas system reliability and resiliency improvements over the next four years. We continue to eagerly pursue the Clean Energy Future filing, consistent with Governor Murphy’s clean energy goals, to advance these important programs to cost-effectively reduce emissions.”

“PSEG Power closed on the sale of its interests in the Keystone and Conemaugh generating units during the quarter, which continues the elimination of coal from PSEG Power’s fuel mix by mid-2021. Earlier this week, PSEG exercised an option on Ørsted’s Ocean Wind project, resulting in a period of exclusive negotiation for PSEG to potentially acquire a 25% equity interest in the project, subject to negotiations toward a joint venture agreement, advanced due diligence and any required regulatory approvals. The Ocean Wind project was the winner of New Jersey’s recent offshore wind solicitation, to be built off the coast of Atlantic City and scheduled to come on-line in 2024. I am pleased for the opportunity to apply our expertise in developing energy infrastructure in New Jersey and expanding the state’s resources of zero carbon generation toward our mutual goal of reducing carbon emissions. I am also pleased to report that PSEG was again named to the Dow Jones Sustainability Index – North America for the 12th consecutive year, one of only seven U.S. utility companies to be included.”

The following table provides a reconciliation of PSEG’s Net Income to non-GAAP Operating Earnings for the third quarter. See Attachment 10 for a complete list of items excluded from Net Income in the determination of non-GAAP Operating Earnings.

PSEG CONSOLIDATED RESULTS (unaudited)

Third Quarter Comparative Results

2019 and 2018

	Income ($ millions)		Diluted Earnings Per Share
	2019	2018	2019	2018
Net Income	$403	$412	$0.79	$0.81
Reconciling Items*	92	69	0.19	0.14

Non-GAAP Operating Earnings	$495	$481	$0.98	$0.95

		Avg. Shares	507M	507M

*	See Attachment 10

Ralph Izzo went on to say, “Strong results at PSE&G helped to offset the decline at PSEG Power that resulted from lower power prices. We are narrowing our forecast of full-year, non-GAAP Operating Earnings to $3.20 to $3.30 per share from the prior $3.15 to $3.35 per share. We are affirming the mid-point of 2019 full-year guidance, and updating the contribution ranges from PSE&G and PSEG Power to reflect our financial results through the first three quarters of the year. Utility earnings continue to benefit from rate relief and a mid-year change to the pension plan has raised PSE&G’s expected full-year results above the upper end of PSE&G’s original guidance range to $1,225 million - $1,250 million. Weak power prices have negatively impacted PSEG Power’s results toward the lower end of the original guidance, which has been updated to $395 million - $420 million. Guidance for Enterprise/Other is also updated to $5 million.”

The following table outlines PSEG’s updated expectations for non-GAAP Operating Earnings by subsidiary for 2019.

	Original 2019E	Updated 2019E
PSE&G	$1,200 - $1,230	$1,225 - $1,250
PSEG Power	$395 - $460	$395 - $420
PSEG Enterprise/Other	$5 - $10	$5
Non-GAAP Operating Earnings	$1,600 - $1,700	$1,625 - $1,675
Non-GAAP Operating EPS	$3.15 - $3.35	$3.20 - $3.30

E = Estimate

Non-GAAP Operating Earnings Review and Outlook by Operating Subsidiary

See Attachments 10 and 11 for detail regarding the third quarter and year-to-date reconciliations for each of PSEG’s businesses.

PSE&G

PSE&G reported Net Income of $344 million ($0.68 per share) for the third quarter of 2019 compared with Net Income of $278 million ($0.54 per share) for the third quarter of 2018.

The increase in PSE&G’s Net Income for the third quarter reflects expanded investment in transmission and distribution investment programs, rate relief, and changes to pension plans that had a favorable impact in the quarter.

PSE&G’s growth in transmission investment added $0.06 per share to quarter-over-quarter Net Income comparisons. The increase in transmission included a $0.01 per share positive adjustment for the 2019 estimated year end true up booked in the quarter. Electric margin was $0.03 higher than the year-ago quarter, driven by rate relief and higher weather normalized volume. Gas margin was $0.03 higher than the prior-year quarter driven by rate relief. Weather was lower by $0.01 per share compared to the significantly warmer summer experienced in 2018’s third quarter. An increase in depreciation and interest expense of $0.01 per share each, related to PSE&G’s expanded capital base, reduced Net Income comparisons versus the prior year’s third quarter. Lower operation and maintenance (O&M) expense was a $0.01 per share favorable comparison. Changes to post-retirement benefit (OPEB) expenses, as well as a split and re-measurement of the pension plan that began on July 1, had a combined $0.03 per share positive impact on Net Income compared to the year-ago quarter. The effective tax rate for the quarter, recorded based on the average annual effective tax rate, resulted in a positive $0.01 per share impact. This is the result of timing between quarters, is related to the flow back of excess deferred taxes, and will reverse in the fourth quarter.

The New Jersey economy continues to experience positive growth in employment, as evidenced by the lowest unemployment rate in the last twenty years. PSE&G reached a 2019 system peak of 9,753 MW this past July compared to 2018’s system peak of 9,978 MW. The temperature-humidity index, which is used to measure the impact of summer weather on sales, was 10% lower in the 2019 third quarter than one year ago, but nearly 12% higher than a normal summer. Weather normalized sales for the trailing 12 months, which provides longer-term trending data, remained relatively flat for electric and was 1% higher for gas. Residential electric and gas customer growth continues to trend higher at approximately 1% per year.

In October, PSE&G filed its annual transmission formula rate update with the Federal Energy Regulatory Commission. Residential customer bills will increase by approximately 2%, reflecting increased investment in transmission, changes in cost allocation and the completion of certain tax flow backs to customers which occurred in 2019.

PSE&G received final NJBPU approval of its Energy Strong II settlement in mid-September and will begin investing under this electric and gas resiliency enhancement program starting in the fourth quarter of 2019 and extending over the coming four years.

PSE&G invested approximately $2 billion for the nine months ended September 30 in electric and gas transmission and distribution capital projects. For the year, PSE&G expects to invest $2.7 billion of capital in its infrastructure.

PSE&G’s Net Income for 2019 has been updated to a range now forecast to be $1,225 million - $1,250 million.

PSEG Power

PSEG Power reported Net Income of $53 million ($0.10 per share) for the third quarter of 2019 compared with Net Income of $125 million ($0.25 per share) for the third quarter of 2018. PSEG Power’s non-GAAP Operating Earnings and non-GAAP Adjusted EBITDA for the third quarter of 2019 were $145 million ($0.29 per share) and $322 million, respectively, compared to non-GAAP Operating Earnings of $194 million ($0.39 per share) and non-GAAP Adjusted EBITDA of $360 million for the third quarter of 2018. PSEG Power closed on the sale of its interests in the Keystone and Conemaugh generating plants during the third quarter, which resulted in a pre-tax loss of $402 million in the nine months ended September 30.

PSEG Power’s Net Income in the third quarter was impacted by a decline in lower realized energy prices and lower capacity revenues that were partly offset by Zero Emission Certificate (ZEC) revenue earned in New Jersey since mid-April 2019.

Net Income comparison for the third quarter reflects a significant reduction in capacity revenues in PJM and ISO-New England of $0.10 per share. A full quarter of ZEC revenues contributed $0.07 per share. Re-contracting and the impact of lower spark spreads, which reduced results by $0.05 per share, were offset by lower costs to serve load, resulting in no net impact. Generation volumes were lower by $0.01 per share on cooler weather and weaker prices than last summer. Lower off-system gas sales reduced gas operations by $0.01 per share. Lower outage costs offset higher O&M expense related to the commercial in-service of Bridgeport Harbor 5. Higher depreciation and higher interest expense related to the addition of Bridgeport Harbor 5, combined with the elimination of depreciation expense related to the sale of Keystone and Conemaugh, reduced Net Income by $0.01 per share. Of note, the absence of tax benefits associated with a nuclear carryback claim and the settlement of two IRS audits in third quarter 2018 lowered the year over year Net Income comparison by $0.04 per share in third-quarter 2019.

The unfavorable weather compared to the year-ago quarter resulted in lower market demand. Combined with lower realized prices and lower volumes sold in PJM, New York and New England, total generation output declined by 2% compared to the third quarter of 2018. The addition of Bridgeport Harbor 5 was offset by lower output from the New Jersey combined cycle and nuclear fleet. PSEG Power’s gas-fired CCGT fleet operated at an average capacity factor of 63% and produced 7.2 TWh of output during the third quarter, up by 3% over the year-ago quarter primarily reflecting production from the three new combined cycle gas turbines at Keys, Sewaren and Bridgeport Harbor. Pennsylvania coal generation output declined slightly from lower market demand to 1.3 TWh and operated at a 74% capacity factor in the quarter. For the quarter and year-to-date periods, PSEG Power’s nuclear fleet operated at an average capacity factor of 91%, producing 7.8 TWh and 23.1 TWh, respectively, representing 53% of total fleet generation for the year-to-date period.

PSEG Power continues to forecast output for 2019 of 57 – 59 TWh. The remainder of expected production for the year of 13 – 14 TWh is hedged at an average price of $37 per MWh. PSEG Power has hedged approximately 85% - 90% of 2020’s forecast output of 52 – 54 TWh at an average price of $37 per MWh. For 2021, PSEG Power has hedged 40% - 45% of forecast output of 52 – 54 TWh at an average price of $35 per MWh. The forecast for 2019 – 2021 volumes includes generation associated with the production of 1,800 MWs of CCGT capacity at Keys, Sewaren and Bridgeport Harbor 5, lower volumes consistent with current market conditions, and reflects the sale of PSEG Power’s interest in the Keystone and Conemaugh generating units during the third quarter of 2019.

The updated forecast of PSEG Power’s 2019 non-GAAP Operating Earnings is $395 million - $420 million, and the updated guidance for PSEG Power’s non-GAAP Adjusted EBITDA has been lowered to $1,000 million - $1,050 million, from our original guidance of $1,030 million - $1,130 million.

PSEG Enterprise/Other

PSEG Enterprise/Other reported Net Income of $6 million ($0.01 per share) for the third quarter of 2019 compared to Net Income of $9 million ($0.02 per share) for the third quarter of 2018. The decrease in Net Income year over year reflects higher interest expense at the Parent.

For 2019, the forecast of PSEG Enterprise/Other Net Income is updated to $5 million.

###

Public Service Enterprise Group Inc. (PSEG) (NYSE: PEG) is a publicly traded diversified energy company with approximately 13,000 employees. Headquartered in Newark, N.J., PSEG’s principal operating subsidiaries are: Public Service Electric and Gas Co. (PSE&G), PSEG Power and PSEG Long Island. PSEG is a Fortune 500 company included in the S&P 500 Index and has been named to the Dow Jones Sustainability Index for North America for 12 consecutive years (https://corporate.pseg.com).

Non-GAAP Financial Measures

Management uses non-GAAP Operating Earnings in its internal analysis, and in communications with investors and analysts, as a consistent measure for comparing PSEG’s financial performance to previous financial results. Non-GAAP Operating Earnings exclude the impact of returns (losses) associated with the Nuclear Decommissioning Trust (NDT), Mark-to-Market (MTM) accounting and material one-time items such as the revaluation of deferred tax liabilities and the impact of the charges associated with the anticipated sale of PSEG Power’s interests in two fossil generating plants and lease related activity at Energy Holdings.

Management believes the presentation of non-GAAP Adjusted EBITDA for PSEG Power is useful to investors and other users of our financial statements in evaluating operating performance because it provides them with an additional tool to compare business performance across companies and across periods. Management also believes that non-GAAP Adjusted EBITDA is widely used by investors to measure operating performance without regard to items such as income tax expense, interest expense and depreciation and amortization, which can vary substantially from company to company depending upon, among other things, the book value of assets, capital structure and whether assets were constructed or acquired. Non-GAAP Adjusted EBITDA also allows investors and other users to assess the underlying financial performance of our fleet before management’s decision to deploy capital. Non-GAAP Adjusted EBITDA excludes the same items as our non-GAAP Operating Earnings measure as well as income tax expense, interest expense and depreciation and amortization.

See Attachments 10 and 11 for a complete list of items excluded from Net Income in the determination of non-GAAP Operating Earnings and non-GAAP Adjusted EBITDA. The presentation of non-GAAP Operating Earnings and non-GAAP Adjusted EBITDA is intended to complement, and should not be considered an alternative to the presentation of Net Income, which is an indicator of financial performance determined in accordance with GAAP. In addition, non-GAAP Operating Earnings and non-GAAP Adjusted EBITDA as presented in this release may not be comparable to similarly titled measures used by other companies.

Due to the forward looking nature of non-GAAP Operating Earnings and non-GAAP Adjusted EBITDA guidance, PSEG is unable to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measure. Management is unable to project certain reconciling items, in particular MTM and NDT gains (losses), for future periods due to market volatility.

Forward-Looking Statements

Certain of the matters discussed in this release about our and our subsidiaries’ future performance, including, without limitation, future revenues, earnings, strategies, prospects, consequences and all other statements that are not purely historical constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such statements are based on management’s beliefs as well as assumptions made by and information currently available to management. When used herein, the words “anticipate,” “intend,” “estimate,” “believe,” “expect,” “plan,” “should,” “hypothetical,” “potential,” “forecast,” “project,” variations of such words and similar expressions are intended to identify forward-looking statements. Factors that may cause actual results to differ are often presented with the forward-looking statements themselves. Other factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are discussed in filings we make with the United States Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K and subsequent reports on Form 10-Q and Form 8-K. These factors include, but are not limited to:

•	fluctuations in wholesale power and natural gas markets, including the potential impacts on the economic viability of our generation units;

•	our ability to obtain adequate fuel supply;

•	any inability to manage our energy obligations with available supply;

•	PSE&G’s proposed investment programs may not be fully approved by regulators and its capital investment may be lower than planned;

•	increases in competition in wholesale energy and capacity markets;

•	changes in technology related to energy generation, distribution and consumption and customer usage patterns;

•	economic downturns;

•	third-party credit risk relating to our sale of generation output and purchase of fuel;

•	adverse performance of our decommissioning and defined benefit plan trust fund investments and changes in funding requirements;

•	changes in state and federal legislation and regulations, and PSE&G’s ability to recover costs and earn returns on authorized investments;

•	the impact of any future rate proceedings;

•

risks associated with our ownership and operation of nuclear facilities, including regulatory risks, such as compliance with the Atomic Energy Act and trade control, environmental and other regulations, as well as financial, environmental and health and safety risks;

•

the impact on our New Jersey nuclear plants if such plants are not selected to participate in future Zero Emission Certificate (ZEC) programs, ZEC programs are over turned or modified through legal proceedings, or if adverse changes are made to the capacity market construct;

•	adverse changes in energy industry laws, policies and regulations, including market structures and transmission planning;

•	changes in federal and state environmental regulations and enforcement;

•	delays in receipt of, or an inability to receive, necessary licenses and permits;

•	adverse outcomes of any legal, regulatory or other proceeding, settlement, investigation or claim applicable to us and/or the energy industry;

•	changes in tax laws and regulations;

•	the impact of our holding company structure on our ability to meet our corporate funding needs, service debt and pay dividends;

•	lack of growth or slower growth in the number of customers or changes in customer demand;

•	any inability of PSEG Power to meet its commitments under forward sale obligations;

•	reliance on transmission facilities that we do not own or control and the impact on our ability to maintain adequate transmission capacity;

•	any inability to successfully develop, obtain regulatory approval for, or construct generation, transmission and distribution projects;

•	any equipment failures, accidents, severe weather events or other incidents that impact our ability to provide safe and reliable service to our customers;

•	our inability to exercise control over the operations of generation facilities in which we do not maintain a controlling interest;

•	any inability to recover the carrying amount of our long-lived assets and leveraged leases;

•	any inability to maintain sufficient liquidity;

•	any inability to realize anticipated tax benefits or retain tax credits;

•	challenges associated with recruitment and/or retention of key executives and a qualified workforce;

•	the impact of our covenants in our debt instruments on our operations; and

•	the impact of acts of terrorism, cybersecurity attacks or intrusions.

All of the forward-looking statements made in this release are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by management will be realized or even if realized, will have the expected consequences to, or effects on, us or our business, prospects, financial condition, results of operations or cash flows. Readers are cautioned not to place undue reliance on these forward-looking statements in making any investment decision. Forward-looking statements made in this release apply only as of the date of this release. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even in light of new information or future events, unless otherwise required by applicable securities laws.

The forward-looking statements contained in this release are intended to qualify for the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

From time to time, PSEG, PSE&G and PSEG Power release important information via postings on their corporate website at https://investor.pseg.com. Investors and other interested parties are encouraged to visit the corporate website to review new postings. The “Email Alerts” link at https://investor.pseg.com may be used to enroll to receive automatic email alerts and/or Really Simple Syndication (RSS) feeds regarding new postings.

Attachment 1

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Consolidating Statements of Operations

(Unaudited, $ millions, except per share data)

	Three Months Ended September 30, 2019
	PSEG	PSEG Enterprise/ Other (a)	PSE&G	PSEG Power
OPERATING REVENUES	$2,302	$(73)	$1,604	$771
OPERATING EXPENSES
Energy Costs	753	(224)	618	359
Operation and Maintenance	745	124	388	233
Depreciation and Amortization	307	8	206	93
Loss on Asset Dispositions	7	—	—	7

Total Operating Expenses	1,812	(92)	1,212	692
OPERATING INCOME	490	19	392	79
Income from Equity Method Investments	3	—	—	3
Net Gains (Losses) on Trust Investments	(3)	1	—	(4)
Other Income (Deductions)	35	(2)	22	15
Non-Operating Pension and OPEB Credits (Costs)	55	1	46	8
Interest Expense	(147)	(21)	(92)	(34)

INCOME (LOSS) BEFORE INCOME TAXES	433	(2)	368	67
Income Tax Benefit (Expense)	(30)	8	(24)	(14)

NET INCOME	$403	$6	$344	$53

Reconciling Items Excluded from Net Income (b)	92	—	—	92

OPERATING EARNINGS (non-GAAP)	$495	$6	$344	$145

Earnings Per Share
NET INCOME	$0.79	$0.01	$0.68	$0.10

Reconciling Items Excluded from Net Income (b)	0.19	—	—	0.19

OPERATING EARNINGS (non-GAAP)	$0.98	$0.01	$0.68	$0.29

	Three Months Ended September 30, 2018
	PSEG	PSEG Enterprise/ Other (a)	PSE&G	PSEG Power
OPERATING REVENUES	$2,394	$(69)	$1,595	$868
OPERATING EXPENSES
Energy Costs	804	(220)	593	431
Operation and Maintenance	742	122	389	231
Depreciation and Amortization	294	8	192	94

Total Operating Expenses	1,840	(90)	1,174	756

OPERATING INCOME	554	21	421	112
Income from Equity Method Investments	5	—	—	5
Net Gains (Losses) on Trust Investments	45	1	—	44
Other Income (Deductions)	33	(2)	21	14
Non-Operating Pension and OPEB Credits (Costs)	19	1	14	4
Interest Expense	(127)	(15)	(83)	(29)

INCOME BEFORE INCOME TAXES	529	6	373	150
Income Tax Benefit (Expense)	(117)	3	(95)	(25)

NET INCOME	$412	$9	$278	$125

Reconciling Items Excluded from Net Income (b)	69	—	—	69

OPERATING EARNINGS (non-GAAP)	$481	$9	$278	$194

Earnings Per Share
NET INCOME	$0.81	$0.02	$0.54	$0.25

Reconciling Items Excluded from Net Income (b)	0.14	—	—	0.14

OPERATING EARNINGS (non-GAAP)	$0.95	$0.02	$0.54	$0.39

(a)	Includes activities at Energy Holdings, PSEG Long Island and the Parent as well as intercompany eliminations.
(b)	See Attachments 10 and 11 for details of items excluded from Net Income/(Loss) to compute Operating Earnings (non-GAAP).

Attachment 2

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Consolidating Statements of Operations

(Unaudited, $ millions, except per share data)

	Nine Months Ended September 30, 2019
	PSEG	PSEG Enterprise/ Other (a)	PSE&G	PSEG Power
OPERATING REVENUES	$7,598	$(690)	$5,018	$3,270
OPERATING EXPENSES
Energy Costs	2,581	(1,069)	2,094	1,556
Operation and Maintenance	2,251	350	1,165	736
Depreciation and Amortization	928	26	620	282
Loss on Asset Dispositions	402	—	—	402

Total Operating Expenses	6,162	(693)	3,879	2,976
OPERATING INCOME	1,436	3	1,139	294
Income from Equity Method Investments	10	—	—	10
Net Gains (Losses) on Trust Investments	164	3	1	160
Other Income (Deductions)	101	(2)	60	43
Non-Operating Pension and OPEB Credits (Costs)	121	2	105	14
Interest Expense	(417)	(64)	(268)	(85)

INCOME (LOSS) BEFORE INCOME TAXES	1,415	(58)	1,037	436
Income Tax Benefit (Expense)	(159)	31	(63)	(127)

NET INCOME (LOSS)	$1,256	$(27)	$974	$309

Reconciling Items Excluded from Net Income (Loss) (b)	80	32	—	48

OPERATING EARNINGS (non-GAAP)	$1,336	$5	$974	$357

Earnings Per Share
NET INCOME (LOSS)	$2.47	$(0.06)	$1.92	$0.61

Reconciling Items Excluded from Net Income (Loss) (b)	0.17	0.07	—	0.10

OPERATING EARNINGS (non-GAAP)	$2.64	$0.01	$1.92	$0.71

	Nine Months Ended September 30, 2018
	PSEG	PSEG Enterprise/ Other (a)	PSE&G	PSEG Power
OPERATING REVENUES	$7,228	$(636)	$4,826	$3,038
OPERATING EXPENSES
Energy Costs	2,356	(1,057)	1,863	1,550
Operation and Maintenance	2,221	343	1,133	745
Depreciation and Amortization	854	25	569	260

Total Operating Expenses	5,431	(689)	3,565	2,555

OPERATING INCOME	1,797	53	1,261	483
Income from Equity Method Investments	12	—	—	12
Net Gains (Losses) on Trust Investments	31	1	—	30
Other Income (Deductions)	99	—	61	38
Non-Operating Pension and OPEB Credits (Costs)	57	2	44	11
Interest Expense	(341)	(48)	(246)	(47)

INCOME BEFORE INCOME TAXES	1,655	8	1,120	527
Income Tax Benefit (Expense)	(416)	3	(292)	(127)

NET INCOME	$1,239	$11	$828	$400

Reconciling Items Excluded from Net Income (b)	59	14	—	45

OPERATING EARNINGS (non-GAAP)	$1,298	$25	$828	$445

Earnings Per Share
NET INCOME	$2.44	$0.02	$1.63	$0.79

Reconciling Items Excluded from Net Income (b)	0.12	0.03	—	0.09

OPERATING EARNINGS (non-GAAP)	$2.56	$0.05	$1.63	$0.88

(a)	Includes activities at Energy Holdings, PSEG Long Island and the Parent as well as intercompany eliminations.
(b)	See Attachments 10 and 11 for details of items excluded from Net Income/(Loss) to compute Operating Earnings (non-GAAP).

Attachment 3

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Capitalization Schedule

(Unaudited, $ millions)

	September 30,	December 31,
	2019	2018
DEBT
Commercial Paper and Loans	$346	$1,016
Long-Term Debt*	15,504	14,462

Total Debt	15,850	15,478

STOCKHOLDERS’ EQUITY
Common Stock	4,989	4,980
Treasury Stock	(832)	(808)
Retained Earnings	11,206	10,582
Accumulated Other Comprehensive Loss	(438)	(377)

Total Stockholders’ Equity	14,925	14,377

Total Capitalization	$30,775	$29,855

*	Includes current portion of Long-Term Debt

Attachment 4

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, $ millions)

	Nine Months Ended September 30,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$1,256	$1,239
Adjustments to Reconcile Net Income to Net Cash Flows From Operating Activities	1,453	1,253

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	2,709	2,492

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(2,359)	(3,113)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(393)	412

Net Change in Cash, Cash Equivalents and Restricted Cash	(43)	(209)
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	199	315

Cash, Cash Equivalents and Restricted Cash at End of Period	$156	$106

Attachment 5

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Quarter-over-Quarter EPS Reconciliation

September 30, 2019 vs. September 30, 2018

(Unaudited)

Attachment 6

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Year-over-Year EPS Reconciliation

September 30, 2019 vs. September 30, 2018

(Unaudited)

Attachment 7

PUBLIC SERVICE ELECTRIC & GAS COMPANY

Retail Sales

(Unaudited)

September 30, 2019

Electric Sales

	Three Months	Change vs.	Nine Months	Change vs.
Sales (millions kWh)	Ended	2018	Ended	2018
Residential	4,590	(4%)	10,564	(3%)
Commercial & Industrial	7,461	(2%)	20,557	(2%)
Other	73	(1%)	243	(1%)

Total	12,124	(3%)	31,364	(3%)

Weather Data
THI Hours - Actual	13,448	(10%)	17,245	(10%)
THI Hours - Normal	12,063		16,211

Gas Sold and Transported

	Three Months	Change vs.	Nine Months	Change vs.
Sales (millions therms)*	Ended	2018	Ended	2018
Firm Sales
Residential Sales	91	7%	1,028	(2%)
Commercial & Industrial	107	6%	769	(1%)

Total Firm Sales	198	6%	1,797	(1%)

Non-Firm Sales
Commercial & Industrial	411	(10%)	986	4%

Total Non-Firm Sales	411		986

Total Sales	609	(6%)	2,783	1%

Weather Data
Degree Days - Actual			2,998	(2%)
Degree Days - Normal			3,026

*	CSG rate included in non-firm sales

Attachment 8

PSEG POWER LLC

Generation Measures(1)

(Unaudited)

	GWhr Breakdown		GWhr Breakdown
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Nuclear - NJ	5,028	5,315	14,595	15,365
Nuclear - PA	2,752	2,676	8,545	8,379

Total Nuclear	7,780	7,991	23,140	23,744

Fossil - Natural Gas - NJ	3,651	4,456	8,526	8,330
Fossil - Natural Gas - NY	1,357	1,516	3,305	4,007
Fossil - Natural Gas - MD	1,266	1,216	3,488	1,216
Fossil - Natural Gas - CT	978	20	1,185	36

Total Natural Gas(2)	7,252	7,208	16,504	13,589

Fossil - Coal	1,249	1,364	3,867	4,306

	16,281	16,563	43,511	41,639

	% Generation by Fuel Type		% Generation by Fuel Type
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Nuclear - NJ	31%	32%	33%	37%
Nuclear - PA	17%	16%	20%	20%

Total Nuclear	48%	48%	53%	57%

Fossil - Natural Gas - NJ	22%	27%	19%	20%
Fossil - Natural Gas - NY	8%	9%	8%	10%
Fossil - Natural Gas - MD	8%	8%	8%	3%
Fossil - Natural Gas - CT	6%	0%	3%	0%

Total Natural Gas(2)	44%	44%	38%	33%

Fossil - Coal	8%	8%	9%	10%

	100%	100%	100%	100%

(1)	Excludes Solar, Kalaeloa and pumped storage.
(2)	Includes several units that are dual fuel for oil.

Attachment 9

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Statistical Measures

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Weighted Average Common Shares Outstanding (millions)
Basic	504	504	504	504
Diluted	507	507	507	507
Stock Price at End of Period			$62.08	$52.79
Dividends Paid per Share of Common Stock	$0.47	$0.45	$1.41	$1.35
Dividend Yield			3.0%	3.4%
Book Value per Common Share			$29.62	$28.50
Market Price as a Percent of Book Value			210%	185%

Attachment 10

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Consolidated Operating Earnings (non-GAAP) Reconciliation

Reconciling Items	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	($ millions, Unaudited)
Net Income	$403	$412	$1,256	$1,239
(Gain) Loss on Nuclear Decommissioning Trust (NDT) Fund Related Activity, pre-tax (PSEG Power)	4	(43)	(164)	(28)
(Gain) Loss on Mark-to-Market (MTM), pre-tax (a) (PSEG Power)	121	133	(195)	82
Plant Retirements and Dispositions, pre-tax (PSEG Power)	7	—	402	3
Lease Related Activity, pre-tax (PSEG Enterprise/Other)	—	—	58	20
Income Taxes related to Operating Earnings (non-GAAP) reconciling items(b)	(40)	(21)	(21)	(18)

Operating Earnings (non-GAAP)	$495	$481	$1,336	$1,298

PSEG Fully Diluted Average Shares Outstanding (in millions)	507	507	507	507

	($ Per Share Impact - Diluted, Unaudited)
Net Income	$0.79	$0.81	$2.47	$2.44
(Gain) Loss on NDT Fund Related Activity, pre-tax (PSEG Power)	0.01	(0.08)	(0.32)	(0.05)
(Gain) Loss on MTM, pre-tax (a) (PSEG Power)	0.24	0.26	(0.38)	0.16
Plant Retirements and Dispositions, pre-tax (PSEG Power)	0.01	—	0.79	0.01
Lease Related Activity, pre-tax (PSEG Enterprise/Other)	—	—	0.11	0.03
Income Taxes related to Operating Earnings (non-GAAP) reconciling items(b)	(0.07)	(0.04)	(0.03)	(0.03)

Operating Earnings (non-GAAP)	$0.98	$0.95	$2.64	$2.56

(a)	Includes the financial impact from positions with forward delivery months.
(b)

Income tax effect calculated at the statutory rate except for lease related activity which is calculated at a combined leveraged lease effective tax rate and NDT related activity which is calculated at the statutory rate plus a 20% tax on income (losses) from qualified NDT funds.

Attachment 11

PSEG Power Operating Earnings (non-GAAP) and Adjusted EBITDA (non-GAAP) Reconciliation

Reconciling Items	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	($ millions, Unaudited)
Net Income	$53	$125	$309	$400
(Gain) Loss on NDT Fund Related Activity, pre-tax	4	(43)	(164)	(28)
(Gain) Loss on MTM, pre-tax (a)	121	133	(195)	82
Plant Retirements and Dispositions, pre-tax (PSEG Power)	7	—	402	3
Income Taxes related to Operating Earnings (non-GAAP) reconciling items(b)	(40)	(21)	5	(12)

Operating Earnings (non-GAAP)	$145	$194	$357	$445
Depreciation and Amortization, pre-tax (c)	91	91	278	253
Interest Expense, pre-tax (c) (d)	32	29	80	46
Income Taxes (c)	54	46	122	139

Adjusted EBITDA (non-GAAP)	$322	$360	$837	$883

PSEG Fully Diluted Average Shares Outstanding (in millions)	507	507	507	507

(a)	Includes the financial impact from positions with forward delivery months.
(b)	Income tax effect calculated at the statutory rate except for NDT related activity which is calculated at the statutory rate plus a 20% tax on income (losses) from qualified NDT funds.
(c)	Excludes amounts related to Operating Earnings (non-GAAP) reconciling items.
(d)	Net of capitalized interest.

PSEG Enterprise/Other

Operating Earnings (non-GAAP) Reconciliation

Reconciling Items	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	($ millions, Unaudited)
Net Income (Loss)	$6	$9	$(27)	$11
Lease Related Activity, pre-tax	—	—	58	20
Income Taxes related to Lease related activity(a)	—	—	(26)	(6)

Operating Earnings (non-GAAP)	$6	$9	$5	$25

PSEG Fully Diluted Average Shares Outstanding (in millions)	507	507	507	507

(a)	Income tax effect calculated at a combined leveraged lease effective tax rate.